UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

February 11, 2020

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 100, Plano, Texas 75075
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On August 12, 2019, Robert Oblon (“Oblon”), a Co-Founder of the Company, in his individual capacity, filed a lawsuit against the other Co-Founder of the Company, Jordan Brock, in his individual capacity, seeking a declaratory judgment, among other relief, concerning the ownership of the limited liability company units of the Company’s largest shareholder, Alchemist Holdings, LLC (“Alchemist Case”). Jordan Brock has retained separate legal counsel to defend him in this case. Neither the Company nor any of its subsidiaries are a party to the Alchemist Case.

On August 22, 2019, Oblon, without notice to the Company, obtained a temporary restraining order that was subsequently dissolved by operation of law and by order of the trial court on September 9, 2019. Thereafter, Oblon obtained a show cause order directing the Company’s Board Members to appear for a show cause hearing concerning a portion of the relief ordered in the dissolved temporary restraining order. The show cause relief related to the conduct of the Company’s August 29, 2019 Annual Meeting of the Shareholders and the certification of the voting results for the election of the Company’s Board of Directors.

On February 11, 2020, the trial court issued an order ruling that the Company’s Directors were not in violation of the temporary restraining order but determined that the votes cast on behalf of Alchemist at the Company’s Annual Meeting of Shareholders on or before August 29, 2019 should not be counted and that two members of the Board were not properly elected. The order does not direct anyone to undertake specific actions and the Company vigorously disputes the propriety of these rulings.

The Company is seeking appropriate relief from this order including, in the trial court, a Plea To The Jurisdiction, a Motion To Stay Show Cause Order and a Motion to Reconsider. In addition, the Company has retained the services of John H. Cayce who formerly served as the Chief Justice on the Second Court of Appeals in Ft. Worth to assist in seeking expedited mandamus relief.

On February 13, 2020, the same trial court entered a second temporary restraining order prohibiting the voting of Alchemist stock at any future shareholders’ meeting, pending resolution of the Alchemist Case. That matter is set for an evidentiary hearing on February 24, 2020 at 2:00 p.m.

The Company believes that the appellate actions described above are meritorious and will produce a result that is in the best interests of the Company and its shareholders.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director